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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                October 31, 2003
                                ----------------
                Date of Report (Date of earliest event reported)


                            MEXICAN RESTAURANTS, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Texas                       000-28234                   76-0493269
         -----                       ---------                   ----------
(State of Organization)       (Commission File Number)          (IRS Employer
                                                             Identification No.)

                                 1135 Edgebrook
                             Houston, TX 77034-1899
                             ----------------------
         (Address of Registrant's Principal Executive Office) (Zip Code)

                                 (713) 943-7574
                                 --------------
              (Registrant's telephone number, including area code)

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Item 7.  Financial Statements and Exhibits.


         (c) Exhibit:

             99.1 Press release of Mexican Restaurants, Inc., dated October 31, 2003

Item 12.  Results of Operations and Financial Condition.

         On October 31, 2003, Mexican Restaurants, Inc. (the "Company") disclosed by press release the Company's third quarter results. For the third quarter ended September 28, 2003, the Company reported net income of $196,667 or $0.06 cents per diluted share compared with $457,794 or $0.13 per share for the same quarter one year ago. For the 39-weeks ended September 28, 2003, net income was $879,620 or $0.26 cents per diluted share compared with $1,549,669 or $0.44 cents for the same 39-weeks one year ago. The 39-week period ended September 28, 2003 included a gain, net of taxes, of $335,211, which related to insurance proceeds received from fire damage at a restaurant.

         A copy of the Company's press release is filed as an exhibit to this report.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MEXICAN RESTAURANTS, INC.



                                        By: /s/ Andrew J. Dennard
                                        ----------------------------------------
                                        Name: Andrew J. Dennard
                                        Title: Vice President, Chief Financial
                                        Officer, Treasurer and Corporate
                                        Secretary



Date: November 3, 2003

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                                  EXHIBIT INDEX


EXHITIT
  NO.          DESCRIPTION
-------        -----------

 99.1          Press release of Mexican Restaurants, Inc. dated October 31, 2003